                                                                      Exhibit 12


                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                              (Dollars in millions)


                                                                                      Fiscal Year

                                                                  1999                   1998                    1997
                                                           -------------------    --------------------    --------------------

Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes/1/                                     $7,728                  $5,385                  $4,274
     Add:  Fixed charges, net                                          11,499                  13,614                  10,898
                                                           -------------------    --------------------    --------------------
        Income before income taxes and
           fixed charges, net                                         $19,227                 $18,999                 $15,172
                                                           ===================    ====================    ====================

Fixed charges:
     Total interest expense                                           $11,390                 $13,514                 $10,806
     Interest factor in rents                                             109                     100                      92
                                                           -------------------    --------------------    --------------------

        Total fixed charges                                           $11,499                 $13,614                 $10,898
                                                           ===================    ====================    ====================

Ratio of earnings to fixed charges                                        1.7                     1.4                     1.4

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes/1/                                     $7,728                  $5,385                  $4,274
     Add:  Fixed charges, net                                          11,499                  13,614                  10,898
                                                           -------------------    --------------------    --------------------
        Income before income taxes and
           fixed charges, net                                         $19,227                 $18,999                 $15,172
                                                           ===================    ====================    ====================

Fixed charges:
     Total interest expense                                           $11,390                 $13,514                 $10,806
     Interest factor in rents                                             109                     100                      92
     Preferred stock dividends                                             72                      87                     110
                                                           -------------------    --------------------    --------------------

        Total fixed charges and preferred
           stock dividends                                            $11,571                 $13,701                 $11,008
                                                           ===================    ====================    ====================

Ratio of earnings to fixed charges and
     preferred stock dividends                                            1.7                     1.4                     1.4



/1/ 1998 Income before income taxes does not include a cumulative effect of accounting change.

"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.